Exhibit 23a

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1998, in the Registration
Statement (Form S-1 No. 333-___) and related Prospectus of Clean Diesel Technologies, Inc. for the registration of Rights to purchase 50,000 shares of Series B Convertible Preferred Stock and the registration of such Series B Convertible Preferred Stock and the registration of 1,650,000 Common Shares.

                                                  /s/ Ernst & Young LLP

Stamford, Connecticut

August 4, 1998